Hartman vREIT XXI, Inc. Announces Additional Share Classes
On July 27, 2020, Hartman vREIT XXI, Inc. (vREIT XXI), a Texas-centric, value-oriented real estate investment trust (REIT), declared an amendment to its registration statement (S-11) that it previously filed with the SEC effective adding two new share classes, creating new Class I shares and new Class S shares.
“The new share classes were created to provide investors and their broker dealers and financial advisors with greater choices and more flexibility to meet the needs of the investors,” said Al Hartman, Chairman and CEO.
“The new share classes reduce upfront selling costs, which allows us to accommodate a wider array of advisors—transactional, fee-based, and registered investment advisors,” said Gian Craparo, Managing Director – Central and East.
These new share classes are in addition to existing Class A and Class T shares and will be offered upon any necessary additional FINRA and state regulatory approvals. The offering prices for each share class will be as follows: Class A shares: $11.44, Class S shares, $10.67, Class I shares, $10.30 and Class T shares, $10.95.
Current Portfolio
The program’s follow-on offering is up to $185 million in any combination of four classes of shares of our common stock. As of March 31, 2020, the company owned ten properties: a retail shopping center; a flex/R&D property and eight office properties. In addition, the company currently owns a 2.47% ownership interest in an affiliated special purpose entity which holds 39 office, retail and light industrial properties located in Houston, Dallas, and San Antonio, Texas, which is referred to in our financial reporting as the Hartman SPE interest. The company also owns 700,302 shares of common stock of Hartman Short Term Income Properties, XX, Inc., a public, non-listed REIT also sponsored by our Sponsor.
About Hartman vREIT XXI
Hartman vREIT XXI is a Texas-centric real estate investment company formed to acquire, develop and operate a diverse portfolio of value-oriented commercial properties—those with significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. For additional information about these investments, please visit HartmanREITs.com.
About Hartmani
Hartman has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities (including founder, Allen R. Hartman) have sponsored 23 programs and acquired interests in more than 90 real assets totaling approximately $660 million as of December 31, 2017.

This material contains forward-looking statements regarding the business and financial outlook of Hartman vREIT XXI and its advisors that are based on management’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ from the statements contained in this material. Forward-looking statements speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that may become untrue as a result of subsequent events.
THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN OR DESCRIBED ELSEWHERE. AN OFFERING IS MADE ONLY BY PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR PURSUANT TO A VALID EXEMPTION. A COPY OF THE CURRENT PROSPECTUS OR OFFERING DOCUMENT MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH ANY OFFERING AND SHOULD BE READ IN ORDER TO MORE FULLY UNDERSTAND THE IMPLICATIONS AND RISKS OF THE OFFERING TO WHICH IT RELATES. NON-TRADED REIT INVESTMENTS ARE NOT SUITABLE FOR ALL INVESTORS. INFORMATION ABOUT INVESTING IN A SPECIFIC NON-TRADED REIT MUST BE ACCOMPANIED BY A PROSPECTUS, WHICH SHOULD BE READ PRIOR TO INVESTING.
Neither the SEC nor any other U. S. state or federal regulator has passed on or endorsed the merits of any offering or securities described herein or confirmed the adequacy or accuracy of the prospectus. Any representation to the contrary is unlawful.
All information contained in this material is qualified in its entirety by the terms of a current prospectus. Investors should consider a program’s investment objectives, risks, charges and expenses before investing. The achievement of any goals is not guaranteed. For more complete information about investing in any program, including risks, charges and expenses, refer to the program’s prospectus. Securities offered through D.H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Suite 100, Kingwood, TX 77339. 800.880.2212.

i Hartman refers to Allen R Hartman and subsidiaries and affiliates